-more- Feb. 24, 2025 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Completed Projects and Expanded Asset Base Provide a Platform For Growth TULSA, Okla. - Feb. 24, 2025 - ONEOK, Inc. (NYSE: OKE) today announced higher fourth quarter and full-year 2024 results. Higher Fourth-quarter 2024 Results, Compared With Fourth Quarter 2023: • Net income including noncontrolling interests of $1.0 billion. • Net income excluding noncontrolling interests of $923 million (most of which is related to the EnLink acquisition closing on Jan. 31, 2025), resulting in $1.57 per diluted share. • Adjusted EBITDA of $2.17 billion. • 3% increase in Rocky Mountain region NGL raw feed throughput volumes. • 4% increase in crude oil volume shipped. • 11% increase in total wells connected. Higher Full-year 2024 Results, Compared with Full Year 2023: • Net income including noncontrolling interests of $3.1 billion. • Net income excluding noncontrolling interests of $3.0 billion (most of which is related to the EnLink acquisition closing on Jan. 31, 2025), resulting in $5.17 per diluted share. • Adjusted EBITDA of $6.78 billion. • 8% increase in Rocky Mountain region NGL raw feed throughput volumes. • 6% increase in Rocky Mountain region natural gas volumes processed. "ONEOK’s strong performance in 2024 was driven by contributions from multiple strategic acquisitions, volume growth and fee-based earnings," said Pierce H. Norton II, ONEOK president and chief executive officer. "Over the past two years, strategic acquisitions and steady organic growth have transformed ONEOK into an even more geographically diversified and integrated midstream infrastructure company," added Norton. "Our disciplined and intentional growth strategy continues with our current slate of projects, including the recently announced LPG export terminal joint venture. These strategic investments align with ONEOK’s capital allocation Exhibit 99.1

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 2 -more- strategy, further positioning the company for long-term growth and delivering value to shareholders.” HIGHLIGHTS: • Returning value to shareholders: ◦ In January 2025, ONEOK increased its quarterly dividend 4% to $1.03 per share, or $4.12 per share annualized. ◦ As of Feb. 17, 2025, ONEOK has repurchased 1.675 million shares of common stock for $171.7 million under its $2 billion share repurchase program. • In February 2025, ONEOK announced joint ventures to construct a 400,000-barrel per day (bpd) liquified petroleum gas (LPG) export terminal in Texas City, Texas, and a pipeline connecting ONEOK’s Mont Belvieu storage facility to the new terminal. • Recently completed capital-growth projects: ◦ In December 2024, ONEOK completed construction of MB-6, a 125,000-bpd natural gas liquids (NGL) fractionator in Mont Belvieu, Texas. ◦ In December 2024, ONEOK completed the full looping of the West Texas NGL Pipeline system, expanding capacity to 515,000 bpd. Additional pump stations are expected to be completed in mid-2025 and will increase system capacity to 740,000 bpd. ◦ In January 2025, ONEOK completed construction of the Elk Creek pipeline expansion. The project will increase capacity to 575,000 bpd out of the Rocky Mountain region following the supply of full power capability in mid-2025. • In October 2024, ONEOK completed the acquisition of Medallion Midstream (Medallion). • In December 2024, ONEOK completed an interstate natural gas pipeline divestiture for $1.2 billion. • In January 2025, ONEOK completed the acquisition of EnLink Midstream (EnLink). • 2024 Environmental, Social and Governance (ESG) highlights: ◦ ONEOK received an MSCI ESG Rating of AAA. ◦ ONEOK’s ESG Risk Rating, as assessed by Morningstar Sustainalytics, was in the top 20% of the refiners and pipelines industry. ◦ As of year-end 2024, ONEOK had achieved combined Scope 1 and Scope 2 emissions reductions totaling approximately 1.7 million metric tons (MMT), or 77% toward the company’s targeted 2.2 MMT 2030 reduction target. • As of Dec. 31, 2024: ◦ 3.6 times fourth-quarter 2024 annualized run-rate net debt-to-EBITDA ratio. ◦ No borrowings outstanding under ONEOK's $2.5 billion credit agreement. • In February 2025, ONEOK amended and restated its credit agreement, increasing the capacity to $3.5 billion and extending the expiration to February 2030.

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings

Feb. 24, 2025

Page 3

FOURTH QUARTER AND FULL-YEAR 2024 FINANCIAL HIGHLIGHTS

	Three Months Ended Dec. 31,		Years Ended Dec. 31,	
	2024	**2023**	**2024**	**2023**
	(Millions of dollars, except per share amounts)			
Net income (a) (c)	**$ 1,000**	$ 688	**$ 3,112**	$ 2,659
Net income attributable to ONEOK (a) (c)	**$ 923**	$ 688	**$ 3,035**	$ 2,659
Diluted earnings per common share (a) (c)	**$ 1.57**	$ 1.18	**$ 5.17**	$ 5.48
Adjusted EBITDA (b) (c) (d)	**$ 2,174**	$ 1,514	**$ 6,784**	$ 5,243
Operating income (b) (c)	**$ 1,568**	$ 1,099	**$ 4,989**	$ 4,072
Operating costs	**$ 776**	$ 554	**$ 2,496**	$ 1,535
Depreciation and amortization	**$ 344**	$ 260	**$ 1,134**	$ 769
Equity in net earnings from investments	**$ 183**	$ 70	**$ 439**	$ 202
Maintenance capital	**$ 136**	$ 139	**$ 411**	$ 277
Capital expenditures (includes maintenance)	**$ 562**	$ 603	**$ 2,021**	$ 1,595

(a) Amounts for the three months and year ended Dec. 31, 2024, include pre-tax gains of $237 million and $286 million, respectively, related to non-strategic asset divestitures; interest income of $25 million and $39 million, respectively; and transaction costs of $56 million and $96 million, respectively, related to ONEOK's acquisitions; resulting in a net benefit of 27 cents and 30 cents per diluted share after tax, respectively.

(b) Amounts for the three months and year ended Dec. 31, 2024, include $237 million and $286 million, respectively, related to non-strategic asset divestitures; interest income of $25 million and $39 million, respectively; and transaction costs of $56 million and $73 million, respectively, related to ONEOK's acquisitions.

(c) The year ended Dec. 31, 2023, includes a benefit of $633 million related to the Medford incident, including a one-time insurance settlement gain of $779 million, offset partially by $146 million of third-party fractionation costs.

(d) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure.

FULL-YEAR 2024 FINANCIAL PERFORMANCE

ONEOK reported full-year 2024 net income including noncontrolling interests and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $3.1 billion and $6.78 billion, respectively.

Higher 2024 results were driven primarily by a full year of earnings from the Refined Products and Crude segment, higher volumes in the Rocky Mountain region and the gain from the interstate pipeline divestiture. Results included increased operating costs due primarily to higher employee-related costs and higher outside services from the growth of ONEOK's operations.

Additionally, 2024 results included $373 million of adjusted EBITDA and $73 million of transaction costs from the EnLink and Medallion acquisitions.

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ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 4 -more- BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Years Ended Dec. 31, Dec. 31, Natural Gas Liquids Segment 2024 2023 2024 2023 (Millions of dollars) Adjusted EBITDA $ 696 $ 613 $ 2,543 $ 3,045 Capital expenditures $ 202 $ 323 $ 987 $ 818 The increase in fourth quarter 2024 adjusted EBITDA, compared with fourth quarter 2023, primarily reflects: • A $59 million increase due to adjusted EBITDA from EnLink; • A $34 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs held in inventory; and • A $21 million increase related to the Medford incident due to lower third-party fractionation costs in the current quarter; offset by • A $19 million increase in operating costs due primarily to higher property taxes, higher employee-related costs and planned asset maintenance; and • A $16 million decrease in exchange services due primarily to the timing of fractionating and marketing raw feed NGLs held in inventory. The decrease in adjusted EBITDA for the full year 2024, compared with 2023, primarily reflects: • A $695 million decrease related to the Medford incident, due primarily to an insurance settlement gain in 2023 of $779 million, offset partially by $84 million of lower third- party fractionation costs in the current year; • A $77 million increase in operating costs due primarily to planned asset maintenance, higher employee-related costs and property taxes from the growth of ONEOK’s operations; and • A $9 million decrease in optimization and marketing due primarily to lower earnings on sales of purity NGLs held in inventory; offset by • A $184 million increase in exchange services due primarily to higher volumes in the Rocky Mountain region, higher average fee rates and wider commodity price differentials, offset partially by lower volumes in the Gulf Coast/Permian and Mid- Continent regions, and higher transportation costs; • A $59 million increase due to adjusted EBITDA from EnLink; and • A $31 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher volumes delivered to the Overland Pass Pipeline.

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings

Feb. 24, 2025

Page 5

Refined Products and Crude Segment

Refined Products and Crude Segment	Three Months Ended Dec. 31, 2024		Three Months Ended Dec. 31, 2023		Years Ended Dec. 31, 2024		Years Ended Dec. 31, 2023[(a)]
			(Millions of dollars)				
Adjusted EBITDA	**$**	**603**	$	424	**$**	**1,892**	$ 465
Capital expenditures	**$**	**96**	$	51	**$**	**216**	$ 52

(a) - Includes results subsequent to the Magellan acquisition beginning Sept. 25, 2023.

The increase in fourth quarter 2024 adjusted EBITDA, compared with fourth quarter 2023, primarily reflects:

- A $98 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher earnings on BridgeTex Pipeline associated with the non-recurring recognition of deferred revenue;
- A $73 million increase due to adjusted EBITDA from Medallion and EnLink; *and*
- A $39 million increase in transportation and storage due primarily to higher average refined products tariff rates; *offset by*
- A $38 million increase in operating costs due primarily to higher employee-related costs.

The increase in adjusted EBITDA for the full year 2024, compared with 2023, primarily reflects:

- A $1,354 million increase due to a full year of operating results following the Magellan acquisition, which includes a non-recurring increase in adjusted EBITDA from unconsolidated affiliates of $88 million due primarily to BridgeTex Pipeline; *and*
- A $73 million increase due to adjusted EBITDA from Medallion and EnLink.

Natural Gas Gathering and Processing Segment

Natural Gas Gathering and Processing Segment	Three Months Ended Dec. 31, 2024		Three Months Ended Dec. 31, 2023		Years Ended Dec. 31, 2024		Years Ended Dec. 31, 2023
			(Millions of dollars)				
Adjusted EBITDA	**$**	**489**	$	323	**$**	**1,484**	$ 1,244
Capital expenditures	**$**	**173**	$	140	**$**	**492**	$ 448

The increase in fourth quarter 2024 adjusted EBITDA, compared with fourth quarter 2023, primarily reflects:

- A $200 million increase due to adjusted EBITDA from EnLink; *and*
- A $10 million increase from the sale of certain non-strategic assets in 2024; *offset by*

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ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 6 -more- • A $25 million decrease due primarily to lower realized NGL prices, net of hedging, and lower average fee rates, offset partially by higher realized natural gas and condensate prices, net of hedging; and • A $17 million increase in operating costs due primarily to higher employee-related costs and outside services due primarily to the growth of ONEOK’s operations. The increase in adjusted EBITDA for the full year 2024, compared with 2023, primarily reflects: • A $200 million increase due to adjusted EBITDA from EnLink; • A $77 million increase from higher volumes due primarily to increased production in the Rocky Mountain region; and • A $59 million increase from the sale of certain non-strategic assets in 2024, primarily in Kansas; offset by • A $54 million decrease due primarily to lower realized NGL prices, net of hedging, offset partially by higher average fee rates and realized condensate and natural gas prices, net of hedging; and • A $44 million increase in operating costs due primarily to higher outside services, employee-related costs and materials and supplies expense due primarily to the growth of ONEOK’s operations. Natural Gas Pipelines Segment Three Months Ended Years Ended Dec. 31, Dec. 31, Natural Gas Pipelines Segment 2024 2023 2024 2023 (Millions of dollars) Adjusted EBITDA $ 417 $ 132 $ 900 $ 559 Capital expenditures $ 71 $ 73 $ 258 $ 228 The increase in fourth quarter 2024 adjusted EBITDA, compared with fourth quarter 2023, primarily reflects: • A $227 million increase due to the interstate natural gas pipeline divestiture; • A $41 million increase due to adjusted EBITDA from EnLink; and • A $19 million increase in transportation services due primarily to higher firm rates and volumes. The increase in adjusted EBITDA for the full year 2024, compared with 2023, primarily reflects: • A $227 million increase due to the interstate natural gas pipeline divestiture;

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 7 -more- • A $75 million increase in transportation services due primarily to higher firm and interruptible rates; • A $41 million increase due to adjusted EBITDA from EnLink; and • A $16 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to increased volumes on Northern Border Pipeline; offset by • A $19 million increase in operating costs due primarily to planned asset maintenance and employee-related costs. EARNINGS CONFERENCE CALL AND WEBCAST: Members of ONEOK’s management team will participate in a conference call at 11 a.m. Eastern (10 a.m. Central) on Feb. 25, 2025. The call also will be carried live on ONEOK’s website. To participate in the conference call, dial 877-883-0383, entry number 0386035, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 5294827. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), a non-GAAP financial metric used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, and other noncash items; and includes adjusted EBITDA from the company’s unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings of unconsolidated affiliates. Adjusted EBITDA from unconsolidated affiliates is calculated consistently with the definition above and excludes items such as interest expense, depreciation and amortization, income taxes and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 8 -more- compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. This news release includes or references certain forward-looking, non-GAAP financial measures. Because ONEOK provides these measures on a forward-looking basis, it can not reasonably predict certain of the necessary components of the most directly comparable forward- looking GAAP financial measures, such as future depreciation, EBITDA from unconsolidated affiliates and other noncash items. Accordingly, ONEOK is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measure. ONEOK believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing ONEOK’s forecasted financial performance to the forecasted financial performance of other companies in the industry. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward- looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 9 -more- compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities; • the impact of unfavorable economic and market conditions, inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability; • our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities; • the impact of increased attention to ESG issues, including climate change, and risks associated with the physical and financial impacts of climate change; • risks associated with operational hazards and unforeseen interruptions at our operations; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • the risk of increased costs for insurance premiums or less favorable coverage; • demand for our services and products in the proximity of our facilities; • risks associated with our ability to hedge against commodity price risks or interest rate risks; • a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems; • exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities; • the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes; • our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment; • the impact of changes in estimation, type of commodity and other factors on our measurement adjustments; • excess capacity on our pipelines, processing, fractionation, terminal and storage assets; • risks associated with the period of time our assets have been in service; • our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows; • our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree; • our reliance on others to operate certain joint-venture assets and to provide other services; • increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater; • impacts of regulatory oversight and potential penalties on our business; • risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate; • the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.; • incurrence of significant costs to comply with the regulation of greenhouse gas emissions; • the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies; • the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • an event of default may require us to offer to repurchase certain of our or ONEOK Partners’ senior notes or may impair our ability to access capital; • the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes; • use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners’ indebtedness; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 10 -more- • our ability to pay dividends; • our exposure to the credit risk of our customers or counterparties; • a shortage of skilled labor; • misconduct or other improper activities engaged in by our employees; • the impact of potential impairment charges; • the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees; • our ability to maintain an effective system of internal controls; and • disruptions to our business due to acquisitions and other significant transactions, including the EnLink Acquisition and the Medallion Acquisition; • the risk that our, EnLink’s and Medallion’s businesses will not be integrated successfully; • the risk that cost savings, synergies and growth from the EnLink Acquisition and the Medallion Acquisition may not be fully realized or may take longer to realize than expected; and • the risk factors listed in the reports we have filed and may file with the SEC. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 11 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Years Ended Dec. 31, Dec. 31, (Unaudited) 2024 2023 2024 2023 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 5,775 $ 4,327 $ 17,780 $ 15,614 Services and other 1,225 908 3,918 2,063 Total revenues 7,000 5,235 21,698 17,677 Cost of sales and fuel (exclusive of items shown separately below) 4,496 3,301 13,311 11,929 Operations and maintenance 681 486 2,162 1,319 Depreciation and amortization 344 260 1,134 769 General taxes 95 68 334 216 Transaction costs 56 25 73 158 Other operating income, net (240) (4) (305) (786) Operating income 1,568 1,099 4,989 4,072 Equity in net earnings from investments 183 70 439 202 Other income, net 25 46 53 89 Interest expense (net of capitalized interest of $15, $11, $62 and $43, respectively) (448) (305) (1,371) (866) Income before income taxes 1,328 910 4,110 3,497 Income taxes (328) (222) (998) (838) Net income 1,000 688 3,112 2,659 Less: Net income attributable to noncontrolling interests (77) — (77) — Net income attributable to ONEOK 923 688 3,035 2,659 Less: Preferred stock dividends — — 1 1 Net income available to common shareholders $ 923 $ 688 $ 3,034 $ 2,658 Basic earnings per common share $ 1.58 $ 1.18 $ 5.19 $ 5.49 Diluted earnings per common share $ 1.57 $ 1.18 $ 5.17 $ 5.48 Average shares (millions) Basic 584.7 583.4 584.6 484.3 Diluted 586.8 585.5 586.5 485.4

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS Dec. 31, (Unaudited) 2024 2023 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 733 $ 338 Accounts receivable, net 2,326 1,705 Inventories 748 639 Other current assets 431 426 Total current assets 4,238 3,108 Property, plant and equipment Property, plant and equipment 52,274 38,454 Accumulated depreciation and amortization 6,339 5,757 Net property, plant and equipment 45,935 32,697 Other assets Investments in unconsolidated affiliates 2,316 1,874 Goodwill 8,091 4,952 Intangible assets, net 3,039 1,316 Other assets 450 319 Total other assets 13,896 8,461 Total assets $ 64,069 $ 44,266

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) Dec. 31, (Unaudited) 2024 2023 Liabilities and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 1,059 $ 484 Accounts payable 2,187 1,564 Commodity imbalances 260 244 Accrued taxes 221 215 Accrued interest 511 381 Other current liabilities 481 564 Total current liabilities 4,719 3,452 Long-term debt, excluding current maturities 31,018 21,183 Deferred credits and other liabilities Deferred income taxes 5,451 2,594 Other deferred credits 748 553 Total deferred credits and other liabilities 6,199 3,147 Commitments and contingencies Equity Preferred stock, $0.01 par value: authorized and issued 20,000 shares at Dec. 31, 2024, and at Dec. 31, 2023 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 609,713,834 shares and outstanding 583,110,633 shares at Dec. 31, 2024; issued 609,713,834 shares and outstanding 583,093,100 shares at Dec. 31, 2023 6 6 Paid-in capital 16,354 16,320 Accumulated other comprehensive loss (96) (33) Retained earnings 1,579 868 Treasury stock, at cost: 26,603,201 shares at Dec. 31, 2024, and 26,620,734 shares at Dec. 31, 2023 (807) (677) Total ONEOK shareholders’ equity 17,036 16,484 Noncontrolling interests in consolidated subsidiaries 5,097 — Total equity 22,133 16,484 Total liabilities and equity $ 64,069 $ 44,266

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings Feb. 24, 2025 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended Dec. 31, (Unaudited) 2024 2023 (Millions of dollars) Operating activities Net income $ 3,112 $ 2,659 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 1,134 769 Equity in net earnings from investments (439) (202) Distributions received from unconsolidated affiliates 390 202 Deferred income taxes 889 829 Gain on sale of business (227) — Medford settlement gain — (779) Medford settlement proceeds — 502 Other, net 72 83 Changes in assets and liabilities: Accounts receivable 49 107 Inventories, net of commodity imbalances 17 118 Accounts payable 114 (62) Risk-management assets and liabilities (58) 96 Other assets and liabilities, net (165) 99 Cash provided by operating activities 4,888 4,421 Investing activities Capital expenditures (less allowance for equity funds used during construction) (2,021) (1,595) Cash paid for acquisitions, net of cash acquired (5,829) (5,015) Proceeds from the sale of business 1,200 — Purchases of and contributions to unconsolidated affiliates (111) (207) Distributions received from unconsolidated affiliates in excess of cumulative earnings 52 50 Medford settlement proceeds — 328 Other, net 97 35 Cash used in investing activities (6,612) (6,404) Financing activities Dividends paid (2,313) (1,839) Issuance of long-term debt, net of discounts 7,094 5,298 Repayment of long-term debt (2,003) (1,300) Debt financing costs (67) (71) Repurchase of common stock (159) — Repurchase of EnLink’s Series C Preferred Units (365) — Other, net (68) 13 Cash provided by financing activities 2,119 2,101 Change in cash and cash equivalents 395 118 Cash and cash equivalents at beginning of period 338 220 Cash and cash equivalents at end of period $ 733 $ 338 Supplemental cash flow information: Cash paid for interest, net of amounts capitalized $ 1,297 $ 653 Cash paid for income taxes, net of refunds $ 102 $ 37

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings

Feb. 24, 2025

Page 15

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(*Unaudited*)	Three Months Ended Dec. 31, 2024	Three Months Ended Dec. 31, 2023	Years Ended Dec. 31, 2024	Years Ended Dec. 31, 2023
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 209**	$ 176	**$ 728**	$ 637
Depreciation and amortization	**$ 101**	$ 86	**$ 361**	$ 334
Adjusted EBITDA from unconsolidated affiliates	**$ 25**	$ 20	**$ 95**	$ 67
Adjusted EBITDA	**$ 696**	$ 613	**$ 2,543**	$ 3,045
Raw feed throughput (*MBbl/d*) (a)	**1,306**	1,367	**1,309**	1,359
Average Conway-to-Mont Belvieu Oil Price Information Service price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.03**	$ 0.01	**$ 0.01**	$ 0.04
Capital expenditures	**$ 202**	$ 323	**$ 987**	$ 818

(a) Represents physical raw feed volumes for which ONEOK provides transportation and/or fractionation services and excludes EnLink.

	Three Months 2024	Three Months 2023	Years 2024	Years 2023
Refined Products and Crude (a)				
Operating costs, excluding noncash compensation adjustments	**$ 231**	$ 179	**$ 857**	$ 192
Depreciation and amortization	**$ 100**	$ 86	**$ 354**	$ 92
Adjusted EBITDA from unconsolidated affiliates	**$ 130**	$ 32	**$ 247**	$ 36
Adjusted EBITDA	**$ 603**	$ 424	**$ 1,892**	$ 465
Refined products volume shipped (*MBbl/d*) (b)	**1,521**	1,547	**1,512**	—
Crude oil volume shipped (*MBbl/d*) (b)	**839**	808	**783**	—
Capital expenditures	**$ 96**	$ 51	**$ 216**	$ 52

(a) Year ended Dec. 31, 2023, includes results subsequent to the Magellan acquisition beginning Sept. 25, 2023.

(b) Includes volumes for consolidated entities only and excludes Medallion and EnLink.

	Three Months 2024	Three Months 2023	Years 2024	Years 2023
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 234**	$ 122	**$ 583**	$ 448
Depreciation and amortization	**$ 110**	$ 70	**$ 325**	$ 272
Adjusted EBITDA from unconsolidated affiliates	**$ —**	$ (1)	**$ 3**	$ 1
Adjusted EBITDA	**$ 489**	$ 323	**$ 1,484**	$ 1,244
Natural gas processed (*BBtu/d*) (a) (b)	**3,118**	3,172	**3,088**	2,995
Average fee rate (*$/MMBtu*) (a)	**$ 1.15**	$ 1.18	**$ 1.20**	$ 1.17
Capital expenditures	**$ 173**	$ 140	**$ 492**	$ 448

(a) Includes volumes for consolidated entities only and excludes EnLink.

(b) Includes volumes ONEOK processed at company-owned and third-party facilities.

	Three Months 2024	Three Months 2023	Years 2024	Years 2023
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 74**	$ 54	**$ 225**	$ 194
Depreciation and amortization	**$ 31**	$ 17	**$ 88**	$ 67
Adjusted EBITDA from unconsolidated affiliates	**$ 54**	$ 39	**$ 187**	$ 160
Adjusted EBITDA	**$ 417**	$ 132	**$ 900**	$ 559
Natural gas transportation capacity contracted (*MDth/d*) (a)	**8,395**	7,920	**8,176**	7,743
Transportation capacity contracted (a)	**98 %**	98 %	**97 %**	96 %
Capital expenditures	**$ 71**	$ 73	**$ 258**	$ 228

(a) Includes volumes for consolidated entities only and excludes EnLink.

-more-

ONEOK Announces Higher Fourth Quarter and Full-year 2024 Earnings

Feb. 24, 2025

Page 16

ONEOK, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended Dec. 31,		Years Ended Dec. 31,	
(Unaudited)	**2024**	**2023**	**2024**	**2023**
		(Millions of dollars)		
Reconciliation of net income to adjusted EBITDA				
Net income	**$ 1,000**	$ 688	**$ 3,112**	$ 2,659
Interest expense, net of capitalized interest	**448**	305	**1,371**	866
Depreciation and amortization	**344**	260	**1,134**	769
Income taxes	**328**	222	**998**	838
Adjusted EBITDA from unconsolidated affiliates	**209**	91	**532**	264
Equity in net earnings from investments	**(183)**	(70)	**(439)**	(202)
Noncash compensation expense and other	**28**	18	**76**	49
Adjusted EBITDA (a) (b) (c)	**$ 2,174**	$ 1,514	**$ 6,784**	$ 5,243
Reconciliation of segment adjusted EBITDA to adjusted EBITDA				
Segment adjusted EBITDA:				
Natural Gas Gathering and Processing	**$ 489**	$ 323	**$ 1,484**	$ 1,244
Natural Gas Liquids (a)	**696**	613	**2,543**	3,045
Natural Gas Pipelines (c)	**417**	132	**900**	559
Refined Products and Crude (d)	**603**	424	**1,892**	465
Other (b)	**(31)**	22	**(35)**	(70)
Adjusted EBITDA (a) (b) (c)	**$ 2,174**	$ 1,514	**$ 6,784**	$ 5,243

(a) The year ended Dec. 31, 2023, includes $633 million related to the Medford incident, including a settlement gain of $779 million, offset partially by $146 million of third-party fractionation costs.

(b) The three months and year ended Dec. 31, 2024, includes transaction costs related primarily to the EnLink and Medallion acquisitions of $56 million and $73 million, respectively, offset partially by interest income of $25 million and $39 million, respectively. The three months and year ended Dec. 31, 2023, includes transaction costs related to the Magellan acquisition of $25 million and $158 million, respectively, offset partially by interest income of $7 million and $49 million, respectively, and net gains of $37 million and $41 million, respectively, on extinguishment of debt related to open market repurchases.

(c) The three months and year ended Dec. 31, 2024, include a gain of $227 million from the interstate natural gas pipeline divestiture.

(d) The year ended Dec. 31, 2023, includes segment adjusted EBITDA for the period Sept. 25, 2023, through Dec. 31, 2023.